                                                                       EXHIBIT R

                                 CODE OF ETHICS
                                       OF
                             NAIC GROWTH FUND, INC.
                                       AND
                            GROWTH FUND ADVISOR, INC.

         NAIC Growth Fund, Inc. (the "Fund") and Growth Fund Advisor, Inc. (the "Advisor") have adopted this Code of Ethics, severally and not jointly, pursuant to Rule 17j-1 under the Investment Company Act of 1940 (the "1940 Act"), with respect to certain types of personal securities transactions by investment personnel, officers and Directors of the Fund and the Advisor which might be deemed to create possible conflicts of interest and to establish reporting requirements and enforcement procedures with respect to such transactions.

I.       APPLICABILITY

         This Code of Ethics applies to (a) all directors and officers of the Fund and the Advisor, and (b) the "Investment Personnel" of the Fund and the Advisor, which shall mean (i) any employee of the Fund or the Advisor (or of any company in a control relationship to the Fund or the Advisor) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities (as hereinafter defined) by the Fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales, and (ii) any person who is in a control relationship to the Fund or the Advisor who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund. All such persons are hereafter referred to as "Access Persons." The personal investment policies, procedures and restrictions that specifically apply to Access Persons apply to all accounts and securities in which the Access Person has direct or indirect beneficial ownership. An explanation of what constitutes beneficial ownership is attached as Exhibit A.

         Securities are defined as stocks, notes, bonds, closed-end mutual funds, debentures, and other evidences of indebtedness, including senior debt, subordinated debt, investment contracts, commodity contracts, futures and all derivative instruments such as options, warrants and indexed instruments, or, in general, any interest or instrument commonly known as a "security." "Covered Securities" are all Securities other than open-end mutual funds, U.S. Government securities, bank certificates of deposit, and commercial paper.

II.      STATEMENT OF PRINCIPLES

         The Access Persons of the Fund and the Advisor owe a fiduciary duty to the Fund and to the Fund's shareholders when conducting their personal investment transactions. At all times and in all matters such persons shall place the interests of the Fund before their personal interests. The fundamental standard to be followed in personal securities transactions is that Access Persons may not take inappropriate advantage of their positions.

         No Access Person shall, in connection with the purchase or sale, directly or indirectly, by the Access Person of any Covered Security (or any option to purchase or sell, or any security convertible into or exchangeable for a Covered Security) which, within the most recent 15 days, is or has been held by the Fund, or is being or has been considered by the Fund or the Advisor for purchase by the Fund:

         1. Employ any device, scheme or artifice to defraud the Fund;

         2. Make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

         3. Engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or

         4. Engage in any manipulative practice with respect to the Fund.

         Further, all Access Persons are always prohibited from effecting personal securities transactions based on material, non-public information.

         All personal securities transactions by Access Persons shall adhere to the requirements of this Code of Ethics and shall be conducted in such a manner as to avoid any actual or potential conflict of interest, the appearance of such a conflict, or the abuse of the person's position of trust and responsibility. While this Code of Ethics is designed to address both identified conflicts and potential conflicts, it cannot possibly be written broadly enough to cover all potential situations. In this regard, Access Persons are expected to adhere not only to the letter, but also the spirit of the policies contained herein.

III.     ENFORCEMENT

         It is the responsibility of each Access Person to act in accordance with a high standard of conduct and to comply with the policies and procedures set forth in this Code of Ethics. The Fund and the Advisor each takes seriously its obligation to monitor the personal investment activities of its Access Persons. Any violation of this Code of Ethics by Access Persons who are employees of the Fund or the Advisor will be considered serious, and may result in disciplinary action, which may include the unwinding of trades, disgorgement of profits, monetary fine or censure, and suspension or termination of employment. Any violation of this Code of Ethics by a director of the Fund or the Advisor will be reported to the Board of Directors of the Fund or the Advisor, as applicable, which may impose such sanctions as it deems appropriate.

IV.      BLACKOUT PERIOD

         No Access Person shall purchase or sell, directly or indirectly, any Covered Security in which he/she has, or by reason of the transaction acquires, any direct or indirect beneficial ownership if he/she has knowledge at the time of such transaction that the Covered Security is being purchased or sold, or is being considered for purchase or sale, by the Fund. The blackout period shall be in effect for seven (7) calendar days before or after the Fund trades in that Covered Security, and during the period while the Covered Security is being considered for purchase or sale by the Fund.

         This blackout period requirement shall not apply to any purchase or sale, or series of related transactions involving the same or related securities, involving 500 or fewer shares in the aggregate if the issuer has a market capitalization (outstanding shares multiplied by the current price per share) greater than $10 billion and is listed on a U.S. Stock Exchange or quoted on NASDAQ.

V.       PROHIBITED TRANSACTIONS

         The following transactions by Access Persons who are Investment Personnel of the Fund or the Advisor are prohibited without the prior written approval from the Chairman or the President of the Fund or the Advisor, as applicable, or his or her designee:

         1. The purchase of a limited offering (i.e., an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or 4(6) thereof); or

         2. The acquisition of any securities in an initial public offering (i.e., an offering of securities registered under by Securities Act of 1933 by an issuer which, immediately before the registration, was not such to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of
1934).

VI.      PROHIBITED RECOMMENDATIONS

         No Access Person shall recommend or execute any transaction in any Covered Securities by the Fund without having disclosed, in writing, to the President of the Advisor, or his or her designee, any direct or indirect interest in such securities or issuers, except for those securities purchased pursuant to the "Large Cap/De Minimis" exemption described in Section IV above. Prior written approval of such recommendation or execution also must be received from the Chairman or President of the Advisor, or his or her designee. The interest in personal accounts could be in the form of:

         1. Any direct or indirect beneficial ownership of any securities of such issuer;

         2. Any contemplated transaction by the person in such securities;

         3. Any position with such issuer or its affiliates; or

         4. Any present or proposed business relationship between such issuer or its affiliates and the person or any party in which such person has a significant interest.

VII.     ACKNOWLEDGMENT AND REPORTING REQUIREMENTS

         All Access Persons must certify that they have received a copy of this Code of Ethics, and have read and understood its provisions. In addition, except as otherwise provided in Items 6 and 8 of this Section VII, all Access Persons must:

         1. Acknowledge receipt of this Code of Ethics and any modifications thereof, in writing (see Exhibit B for the form of Acknowledgment);

         2. Within 10 days of becoming an Access Person, disclose in writing all information with respect to all Covered Securities directly or indirectly beneficially owned and any existing personal brokerage relationships when such person became an Access Person (Access Persons must also disclose any new brokerage relationships whenever established). Such information should be provided in the form attached as Exhibit C;

         3. Within 10 days after the end of each calendar quarter, provide information relating to securities transactions executed during the previous quarter with respect to all Covered Securities directly or indirectly beneficially owned. Such information should be provided in the form attached as Exhibit D;

         4. Submit an annual holdings report containing similar information that must be current as of a date no more than 30 days before the report is submitted, and confirm at least annually all brokerage relationships and any and all outside business affiliations. Such information should be provided in the form attached as Exhibit E; and

         5. Certify on an annual basis that he/she has read and understood the Code of Ethics, has complied with the requirements of the Code of Ethics and that he/she has disclosed or reported all personal securities transactions, brokerage relationships and securities accounts required to be disclosed or reported pursuant to the requirements of the Code of Ethics.

         6. Fund directors shall deliver the information required by Items 1 through 5 of this Section VII, except that a Fund director who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the 1940 Act, and who would be required to make reports solely by reason of being a Fund director, is not required to make the initial and annual holdings reports required by Items 2 and 4. Also, a "non-interested" Fund director need only make the quarterly transactions reports required by Item 3 as to any Covered Security if at the time of a transaction by the director in that Covered Security, he/she knew or in the ordinary course of fulfilling his/her official duties as a Fund director should have known that, during the 15-day period immediately preceding or following the date of that transaction, that Covered Security is or was purchased or sold by the Fund or was being considered for purchase or sale by the Fund.

         7. The reports described in Items 2, 3 and 4 above may contain a statement that the reports shall not be construed as an admission by the person making the reports that he/she has any direct or indirect beneficial ownership in the securities to which the reports relate.

         8. A person need not make a report with respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control.

VIII.    HANDLING OF DISGORGED PROFITS

         Any amounts that are paid/disgorged by an Access Person under this Code of Ethics shall be donated by the Fund or the Advisor, as the case may be, to one or more charities. Amounts donated may be aggregated and paid to such charity or charities at the end of each year.

IX.      CONFIDENTIALITY

         All information obtained from any Access Person pursuant to this Code of Ethics shall be kept in strict confidence, except that such information will be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization or to the Fund and Advisor Boards of Directors to the extent required by law, regulation or this Code of Ethics.

X.       OTHER LAWS, RULES AND STATEMENTS OF POLICY

         Nothing contained in this Code of Ethics shall be interpreted as relieving any person subject to the Code of Ethics from acting in accordance with the provision of any applicable law, rule or regulation, or, in the case of employees of the Fund or the Advisor, any statement of policy or procedure governing the conduct of such person adopted by the Fund or the Advisor, their affiliates and subsidiaries.

XI.      RETENTION OF RECORDS

         All records relating to personal securities transactions hereunder and other records meeting the requirements of applicable law, including a copy of this Code of Ethics and any other policies covering the subject matter hereof, shall be maintained in the manner and to the extent required by applicable law, including Rule 17j-1 under the 1940 Act. The Presidents of the Fund and the Advisor shall designate the persons or the departments responsible for maintaining records created under this Code of Ethics. Without limiting the generality of the foregoing, the Fund and the Advisor shall, at their principal place of business, maintain records in the manner and to the extent set forth below, and must make these records available to the Securities and Exchange Commission or any representative of the Securities and Exchange Commission at any time and from time to time for reasonable periodic, special, or other examination:

         1. A copy of each code of ethics for the Fund and the Advisor that is in effect, or at any time within the past five years was in effect; shall be maintained;

         2. A record of any violation of each code of ethics, and of any action taken as a result of the violation, shall be maintained for at least five years after the end of the fiscal year in which the violation occurs;

         3. A copy of each report made by an Access Person as required by Rule 17j-1, including any information provided in lieu of reports, shall be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided;

         4. A record of all persons, currently or within the past five years, who are or were required to make reports pursuant to Rule 17j-1, or who are or were responsible for reviewing these reports, shall be maintained;

         5. A copy of each report to the Board of Directors of the Fund and the Advisor made pursuant to Section XIV shall be maintained for at least five years after the end of the fiscal year in which it is made; and

         6. The Fund and the Advisor shall maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by their respective Investment Personnel of any securities described in Section V.

XII.     MONITORING

         The Fund and the Advisor take seriously their obligation to monitor the personal investment activities of Access Persons and to review the periodic reports of all Access Persons. Personal investment transaction activity will be monitored by the President of the Fund and the Advisor or his or her designee. All noted deviations by Access Persons who are employees from the requirements of this Code of Ethics will be referred back to the Access Person and his or her supervisor for follow-up and resolution. Any noted deviations by Fund or Advisor directors will be reported to the applicable Board of Directors for consideration and follow-up as contemplated by Section III hereof.

XIII.    EXCEPTIONS TO THE CODE OF ETHICS

         Any exceptions to this Code of Ethics must have the prior written approval of the President of the Fund or the Advisor, as applicable, or his or her designee, which approval shall not be given unless such exception would be in compliance with applicable laws and regulations, including, without limited to, Rule 17j-1 under the 1940 Act. Any questions about this Code of Ethics should be directed to the President of the Fund or the Advisor, as applicable, or his or her designee.

XIV.     BOARD REVIEW

         The President of the Fund and the Advisor shall provide or cause to be provided to their respective Boards of Directors, on a quarterly basis, a written report of all material violations of this Code of Ethics, and at least annually, a written report and certification meeting the requirements of Rule 17j-1 under the 1940 Act. Such reports shall describe any issues arising under the Code of Ethics since the last report to the applicable Board of Directors, including, but not limited to, information about material violations of the Code of Ethics and sanctions imposed in response to the material violations. The certification shall certify that the Fund or the Advisor, as applicable, has adopted procedures reasonably necessary to prevent Access Persons from violating the Code of Ethics.

XV.      AMENDMENTS

         Unless otherwise noted herein, this Code of Ethics shall become effective as to all employees of the Fund and the Advisor who are Access Persons on September 1, 2000. This Code of Ethics may be amended as to employees of the Fund and the Advisor who are Access Persons from time to time by the President of the Fund and the Advisor. Any material amendment of this Code of Ethics shall be submitted to the Board of Directors of each of the Fund and the Advisor for approval in accordance with Rule 17j-1 under the 1940 Act.

         This Code of Ethics shall become effective as to Fund and Advisor directors upon the approval and adoption of this Code of Ethics by the Boards of Directors of the Fund and the Advisor in accordance with Rule 17j-1 under the 1940 Act. Any material amendment of this Code of Ethics that applies to the directors of the Fund or the Advisor shall become effective as to such persons only when the Boards of Directors of the Fund and the Advisor have approved the amendment in accordance with Rule 17j-1 under the 1940 Act, or at such earlier date as determined by the Secretary of the Fund.

Approved and adopted by Growth Fund Advisor, Inc. on August 16, 2000 and by NAIC Growth Fund, Inc. on August 18, 2000.


NAIC GROWTH FUND, INC.                      GROWTH FUND ADVISOR, INC.

By: /s/ Thomas E. O'Hara                    By: /s/ Thomas E. O'Hara
    --------------------                        --------------------
      Thomas E. O'Hara, Chairman                  Thomas E. O'Hara, Chairman


By:/s/ Kenneth S. Janke                     By:/s/ Kenneth S. Janke
   --------------------                        --------------------
      Kenneth S. Janke, President                 Kenneth S. Janke, President

                                   EXHIBIT A

                       EXPLANATION OF BENEFICIAL OWNERSHIP


         You are considered to have "Beneficial Ownership" of Securities if you have or share a direct or indirect "Pecuniary Interest" in the Securities.

         You have a "Pecuniary Interest" in Securities if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Securities.

         The following are examples of an indirect Pecuniary Interest in
Securities:

         1. Securities held by members of your immediate family sharing the same household; however, this presumption may be rebutted by convincing evidence that profits derived from transactions in these Securities will not provide you with any economic benefit.

         "Immediate family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister- in-law, and includes any adoptive relationship.

         2. Your interest as a general partner in Securities held by a general or limited partnership.

         3. Your interest as a manager-member in the Securities held by a limited liability company.

         You do not have an indirect Pecuniary Interest in Securities held by a corporation, partnership, limited liability company or other entity in which you hold an equity interest, unless you are a controlling equityholder or you have or share investment control over the Securities held by the entity.

         You may, under certain circumstances, be deemed to have Beneficial Ownership of Securities held by a trust, if, for example, you are a trustee of a trust and either you or a member of your immediate family have a vested interest in the principal or income of the trust; you are the owner of a vested interest in a trust, or you are a settlor of a trust, unless the consent of all of the beneficiaries is required in order for you to revoke the trust.

         The foregoing is a summary of the meaning of "beneficial ownership". For purposes of the attached Code of Ethics, "beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder. If you have any questions regarding what constitutes "beneficial ownership," you should contact the President of the Fund or the Advisor or his or her designee.

                                   EXHIBIT B

                               CODE OF ETHICS FOR
              NAIC GROWTH FUND, INC. AND GROWTH FUND ADVISOR, INC.

                                 ACKNOWLEDGMENT

         I acknowledge that I have received and read the Code of Ethics for NAIC Growth Fund, Inc. and Growth Fund Advisor, Inc., as adopted by the Board of Directors of Growth Fund Advisor, Inc. on August 16, 2000 and NAIC Growth Fund, Inc. on August 18, 2000. I understand the provisions of the Code of Ethics and agree to abide by them.

Name (Print):
                ---------------------------------------------

Signature:
                ---------------------------------------------

Date:                                         , 20
                ------------------------------    ----

                                   EXHIBIT C

              NAIC GROWTH FUND, INC. AND GROWTH FUND ADVISOR, INC.
                   INITIAL FINANCIAL SERVICES FIRM DISCLOSURE
                        AND REPORT OF SECURITIES HOLDINGS

         This report must be signed, dated and returned within 10 days of
becoming an Access Person to                          , NAIC Growth Fund, Inc.,
                             -------------------------
711 West Thirteen Mile Road, Madison Heights, Michigan 48071.


Access Person Name (Print):
                            ----------------------------

Date Became an Access Person:               , 20
                              --------------    --
Brokerage Accounts:

[ ] I do not have a direct or indirect beneficial interest in any account(s) with any financial services firm.

[ ] I maintain account(s) with the financial services firm(s) listed below. Please include the information required below for any broker, dealer or bank where an account is maintained which holds securities for your direct or indirect benefit as of the date you became an Access Person.


                       NAME OF FINANCIAL SERVICES FIRM(S)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Securities Holdings:

Complete the following (or attach a copy of your most recent statement(s)) listing all of your securities holdings, with the exception of open-end mutual funds and U.S Government securities, if:

- You own securities which are held by financial services firm(s) as described above. If you submit a copy of a statement, it must include all of the information set forth below. Please be sure to include any additional securities purchased since the date of the brokerage statement which is attached. Use additional sheets if necessary.

- Your securities are not held with a financial service(s) firm (e.g., dividend reinvestment programs and private placements).


                TITLE                     NUMBER OF SHARES OR UNITS                     TOTAL PRINCIPAL AMOUNT
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------





[ ]      I have no securities holdings to report.

         I certify that I have received the NAIC Growth Fund, Inc. and Growth Fund Advisor, Inc. Code of Ethics and have read it and understood its contents. I further certify that the above represents a complete and accurate description of my brokerage account(s) and securities holdings in which I have a direct or indirect interest as of the date I became an Access Person.

         Nothing in this report shall be construed as an admission that I have direct or indirect beneficial ownership in any reported security.


Signature:
                 ---------------------------------------------

Date:                                 , 20
                 ---------------------    -----

                                   EXHIBIT D

              NAIC GROWTH FUND, INC. AND GROWTH FUND ADVISOR, INC.
                  QUARTERLY REPORT OF SECURITIES TRANSACTIONS
                     AND FINANCIAL SERVICES FIRM DISCLOSURE
                 FOR THE QUARTER ENDED                 , 20
                                       ----------------    ---

         This report must be signed, dated and returned within 10 days of the
calendar quarter to                          , NAIC Growth Fund, Inc., 711 West
                    -------------------------
Thirteen Mile Road, Madison Heights, Michigan 48071.

Access Person Name (Print):
                            ----------------------------

Securities Transactions During the Calendar Quarter:

         The following is a record of transactions in any security, with the exception of open-end mutual funds and U.S. Government securities, during the above-referenced quarter in which I have or had during such period, or by reason of such transactions have acquired, any direct or indirect beneficial ownership in the security.





                                  INTEREST RATE
                                   AND MATURITY                                                               IDENTITY OF
   DATE OF                          DATE (IF         NUMBER OF       PRINCIPAL     NATURE OF                 BROKER, DEALER
TRANSACTION   TITLE OF SECURITY    APPLICABLE)    SHARES OR UNITS     AMOUNT      TRANSACTION      PRICE        OR BANK

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------


[ ]      I have no securities transactions to report.

Brokerage Accounts Established During the Calendar Quarter:

[ ] I did not establish any account(s) with any financial services firm during the calendar quarter in which any securities were held in which I had a direct or indirect beneficial interest.

[ ] I established account(s) during the calendar quarter with the financial services firm(s) listed below. Please include the information required below for any broker, dealer or bank where an account was established during the calendar quarter which held securities for your direct or indirect benefit during the calendar quarter.


      NAME OF FINANCIAL SERVICES FIRM(S)            DATE ACCOUNT ESTABLISHED

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

         Nothing in this report shall be construed as an admission that I have direct or indirect beneficial ownership in any reported security.


Signature:
                ---------------------------------------------

Date:                                , 20
                ---------------------     ---

                                   EXHIBIT E

              NAIC GROWTH FUND, INC. AND GROWTH FUND ADVISOR, INC.
                      ANNUAL REPORT OF SECURITIES HOLDINGS
                     AND FINANCIAL SERVICES FIRM DISCLOSURE
                      FOR THE YEAR ENDED DECEMBER 31, 20
                                                        ---

         This report must be signed, dated and returned within 30 days after the
end of the referenced year to                          , NAIC Growth Fund, Inc.,
                              -------------------------
711 West Thirteen Mile Road, Madison Heights, Michigan 48071.

Access Person Name (Print):
                            ----------------------------

Brokerage Accounts:

[ ] I did not have a direct or indirect beneficial interest in any account(s) with any financial services firm as of the end of the referenced year.

[ ] I maintained account(s) with the financial services firm(s) listed below as of the end of the referenced year. Please include the information required below for any broker, dealer or bank where an account was maintained which held securities for your direct or indirect benefit as of such date.


                       NAME OF FINANCIAL SERVICES FIRM(S)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Securities Holdings:

Complete the following (or attach a copy of your most recent statement(s)) listing all of your securities holdings as of the end of the referenced year, with the exception of open-end mutual funds and U.S Government securities, if:

- You own securities which are held by financial services firm(s) as described above. If you submit a copy of a statement, it must include all of the information set forth below. Please be sure to include any additional securities purchased prior to the end of the referenced year since the date of the brokerage statement which is attached. Use additional sheets if necessary.
- Your securities are not held with a financial service(s) firm (e.g., dividend reinvestment programs and private placements).



              TITLE                NUMBER OF SHARES OR UNITS              TOTAL PRINCIPAL AMOUNT
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------







[ ]      I have no securities holdings to report.

         I certify that I have received the NAIC Growth Fund, Inc. and Growth Fund Advisor, Inc. Code of Ethics and have read it and understood its contents, have complied with the requirements of the Code of Ethics, and have disclosed or reported all personal securities transactions and securities accounts required to be disclosed or reported pursuant to the requirements of the Code of Ethics. I further certify that the above represents a complete and accurate description of my brokerage account(s) and securities holdings in which I have a direct or indirect interest as of the end of the referenced year (excluding open-end mutual funds and U.S. Government securities).

         Nothing in this report shall be construed as an admission that I have direct or indirect beneficial ownership in any reported security.



Signature:
                  ---------------------------------------------

Date:                                        , 20
                  ---------------------------    ---